Exhibit 10.2

                             MASTER LEASE AGREEMENT

                                   Dated as of

                                February 1, 2002

                                     Between

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                 FOR ITSELF AS LESSOR AND AS AGENT FOR LESSORS,

                                      Agent


                                       and


                          GALAXY INDUSTRIES CORPORATION
                           MID STATE MACHINE PRODUCTS
                       NATIONWIDE PRECISION PRODUCTS CORP.
                            GENERAL AUTOMATION, INC.
                           CERTIFIED FABRICATORS, INC.
                        GILLETTE MACHINE & TOOL CO., INC.
                         GALAXY PRECISION PRODUCTS CORP.
                                       and
                            PRECISION PARTNERS, INC.

                                     Lessees

                             MASTER LEASE AGREEMENT


      THIS MASTER LEASE AGREEMENT, dated as of February 1, 2002 (this "AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AS LESSOR AND AS AGENT FOR LESSORS, with an office at 401 Merritt Seven, Second Floor, Norwalk, Connecticut 06856 (in its capacity as Agent, "AGENT"), and GALAXY INDUSTRIES CORPORATION, a Michigan corporation with its mailing address and chief place of business at 41150 Joy Road, Plymouth, MI 48170, MID STATE MACHINE PRODUCTS, a Maine corporation with its mailing address and chief place of business at 1501 Verti Drive, Winslow, Maine 04901, NATIONWIDE PRECISION PRODUCTS CORP., a New York corporation with its mailing address and chief place of business at 200 Tech Park Drive, Henrietta, New York 14623, GENERAL AUTOMATION, INC., an Illinois corporation with its mailing address and chief place of business at 3300 Oakton Street, Skokie, Illinois 60076, CERTIFIED FABRICATORS, INC., a California corporation with its mailing address and chief place of business at 6291 Burnham Avenue, Buena Park, California 90621, GILLETTE MACHINE & TOOL CO., INC., a New York corporation with its mailing address and chief place of business at 955 Millstead Way, Rochester, New York, 14624, GALAXY PRECISION PRODUCTS CORP., a Delaware corporation with its mailing address and chief place of business at 47440 Michigan Avenue, Canton, Michigan 48188, and PRECISION PARTNERS, INC., a Delaware corporation with its mailing address and chief place of business at 100 Village Court, Suite 301, Hazlet, New Jersey 07730 (hereinafter collectively called "LESSEES").


                                   WITNESSETH:

I.    LEASING:

      (a) Pursuant to that certain Credit Agreement of even date herewith by and among the Lessees, Precision Partners Holding Company ("Guarantor"), the Agent, General Electric Capital Corporation as Revolving Credit Agent, and the Lenders signatory thereto (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Credit Agreement"), (i) the Revolving Lenders (as defined in the Credit Agreement) have agreed to make available to Lessees a Revolving Loan facility pursuant to which the Revolving Lenders will from time to time make available to the Lessees advances and letters of credit in an aggregate amount not to exceed $25,000,000 at any one time outstanding,
(ii) the Term Lenders (as defined in the Credit Agreement) will make available to the Lessees a Term Loan in the aggregate principal amount of $44,050,000, and
(iii) the Lessors (as defined in the Credit Agreement) will lease the Equipment (as hereinafter defined) to the Lessees. All capitalized terms used herein or in any Schedule and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

      (b) This Agreement shall be effective from and after the date of execution hereof. Subject to the terms and conditions set forth below, Lessors agree to lease to Lessees, and Lessees agree to lease from Lessors, the equipment ("EQUIPMENT") described in Annex A to any schedule hereto ("SCHEDULE"). Each item of Equipment shall be used by the Lessee designated in the applicable Schedule (the "DESIGNATED LESSEE"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

      (c) The obligation of Lessors to purchase any of the Equipment and to lease the same to Lessees shall be subject to satisfaction of the conditions precedent set forth in Section 2.1 and Annex D to the Credit Agreement and to receipt by Lessors, on or prior to the Lease Commencement Date with respect to such Equipment, of each of the following documents in form and substance satisfactory to Lessors:

      (i) a Schedule duly executed by Agent and Lessees relating to the Equipment then to be leased hereunder, substantially in the form of
      Exhibit 1 hereto;

      (ii) with respect to any Equipment as to which a bill of sale has not previously been delivered to and accepted by Agent, a bill of sale from Seller (as defined in the Bill of Sale) to Agent substantially in the form of Exhibit 2 hereto;

      (iii) evidence of insurance which complies with the requirements of
      Section IX;

      (iv) upon request of Agent, copies of all original purchase orders and invoices in respect of the Equipment, along with evidence satisfactory to Agent that all amounts constituting Capitalized Lessors' Cost have been paid in full;

      (v) such Uniform Commercial Code, tax and judgment lien searches as Agent shall deem necessary and desirable, and such releases and terminations of such liens and encumbrances with respect to the Equipment as Agent in its sole discretion shall require;

      (vi) complete descriptions of the Equipment to be leased hereunder, including manufacturer, model number(s), serial number(s), age, original cost breakdown including "hard" and "soft" costs and equipment specifications (the "EQUIPMENT SUBSTANTIATION");

      (vii) a Certificate of Acceptance executed by Designated Lessee, in substantially the form of Annex B to the Schedule covering all of the Equipment described in the applicable Schedule; and

       (viii) such other documents related to the Equipment or this Lease as Agent may reasonably request.

Upon execution by the Designated Lessees of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been irrevocably accepted by Lessees for lease hereunder.

      (d) For administrative convenience, Precision Partners, Inc. (the "Lessee Representative") is hereby irrevocably appointed by each of the Lessees as agent for each of the Lessees for the purpose of receiving and delivering notices, and executing Lease Documents on behalf of the Lessees. By reason thereof, Lessee Representative is hereby irrevocably appointed by each Lessee as the attorney-in-fact of each Lessee. In its capacity as agent, Lessee Representative shall have the power and authority, in its own name, through its authorized officer or officers, (a) to execute and deliver Lease Documents, and (b) to receive and deliver notices. By reason of the foregoing, the Agent is hereby irrevocably authorized by each of the Lessees to execute, deliver and accept Lease Documents executed by Lessee Representative on behalf of any or all of the Lessees. Each Lessee also appoints the Designated Lessee for each Schedule as agent for each of the Lessees for the purpose of executing a Certificate of Acceptance, and all other Lease Documents relating to such Schedule on behalf of the Lessees. By reason thereof, Designated Lessee is hereby irrevocably appointed by each Lessee as the attorney-in-fact of each Lessee. The Agent assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between Lessee Representative or any Designated Lessee and the Lessees in connection with this Agreement, any Schedule or any Lease Document executed in connection herewith.

II.   TERM, RENT AND PAYMENT:

      (a) The rent payable hereunder (the "RENT") and Lessees' right to use the Equipment shall commence on the date of execution by Designated Lessee of the Certificate of Acceptance for such Equipment ("LEASE COMMENCEMENT DATE"). The term of this Agreement (the "TERM") shall be the period specified in the applicable Schedule. If any Term is extended, the word "Term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing.

      (b) Lessees shall make each payment of Rent under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds to: Bankers Trust New York, New York, New York 10006, Account No. 50-202-962, ABA No. 021-001-033, or to such other account as Agent may direct in writing. For purposes of computing interest and Fees, all payments shall be deemed received on the day of receipt of immediately available funds therefore by the Agent prior to 2:00 p.m. New York time. Rent received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day. Payments of Rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments, made in the amounts required on the applicable Schedule, be refunded to Lessees.

III.  TAXES:

      (a) Lessees shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessors or any franchise taxes imposed in lieu thereof. Lessees shall (i) reimburse Lessors (on an after-tax basis) within ten
(10) business days after Lessees' receipt of written request for reimbursement for any taxes not excluded from the first sentence of this Section III(a) charged to or assessed against Lessors, (ii) on request of Agent, submit to Agent written evidence of Lessees' payment of such taxes and (iii) not file any return with any taxing authority which is inconsistent with the ownership of the Equipment by Lessees.

      (a) Lessees shall report (to the extent that it is legally permissible) and pay and discharge or cause to be paid and discharged promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof) by any foreign, Federal, state or local government or taxing authority during or related to the term of this Agreement, subject to Lessees' right to contest such taxes in good faith and by appropriate proceedings in accordance with the provisions of Section 5.2 of the Credit Agreement.

IV.   REPORTS; COVENANTS:

      (a) Lessees will notify Agent in writing, within ten (10) days after Lessees obtain notice that any tax or other lien (other than as permitted under Section V(c)) shall have attached to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.

      (b) Lessees will deliver to Lessors, within the time frames set forth in
Section 4.1 of the Credit Agreement each of the financial statements and other reports required to be delivered pursuant to Section 4.1 of the Credit Agreement, as such section may be amended or otherwise modified from time to time.

      (c) In accordance with the terms of the Credit Agreement, each Lessee shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent or any of its officers, employees and agents access to the Equipment Locations and the Equipment, and (b) permit Agent and any of its officers, employees and agents, to inspect, audit and make extracts from any Lessee's books and records pertaining to the Equipment. If an Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Equipment as determined by Agent, Revolving Credit Agent, or any Lender, upon notice, each such Lessee shall provide such access to Agent, Revolving Credit Agent, or any Lender, at all times.

      (d) Lessees will keep the Equipment in the possession of the Designated Lessee specified in the applicable Schedule, at the Equipment Location specified in the applicable Schedule; provided, however, that Lessees may remove an item of Equipment solely in accordance with the terms of the Credit Agreement.

      (e) Lessees will comply with each and every one of the covenants set forth in Sections 4, 5 and 6 of the Credit Agreement, and all amendments to and waivers with respect to the Sections 4, 5 and 6 of the Credit Agreement, as the same shall be amended or otherwise modified from time to time.

V.    DELIVERY, USE AND OPERATION:

      (a) The parties acknowledge that the Equipment is in the Lessees' possession as of the Lease Commencement Date.

      (b) Lessees agree that each item Equipment will be used by the Designated Lessee solely in the conduct of its business and in a manner complying with all applicable material Federal, state, and local laws and regulations, except to the extent that the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and any applicable insurance policies.

      (c) Lessees shall keep the Equipment free and clear of all liens and encumbrances other than (i) those in favor of Agent, (ii) those which result from acts of Lessors, and (iii) Permitted Encumbrances. Lessors shall not sell, transfer, encumber or otherwise dispose of the Equipment except in accordance with the provisions of the Credit Agreement.

VI.   SERVICE:

      (a) Lessees will not, without the prior consent of Agent, affix or install any accessory, equipment or device on any Equipment if such addition will impair the value, originally intended function or use of such Equipment in any material respect.

      (b) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessees.

VII.  CASUALTY:

      (a) Anything herein to the contrary notwithstanding, upon the occurrence of loss, damage or casualty to the Equipment, if the Lessees are reasonably able to replace the affected Equipment with Equipment of equal or greater value or restore the damaged item of Equipment to at least its value prior to such casualty occurrence, then the Net Cash Proceeds resulting from the casualty occurrence shall be applied to the restoration of the affected asset or replacement of the affected asset with an asset of the same or greater value used or usable in the business of the Lessees, upon and subject to the conditions set forth in Section 1.18 of the Credit Agreement.

      (b) In the event that the Lessees are not reasonably able to replace the affected Equipment with Equipment of equal or greater value or restore the damaged item of Equipment to at least its value prior to such casualty occurrence, or Lessees are otherwise unable to comply with the provisions of
Section 1.18 of the Credit Agreement, then the Net Cash Proceeds shall be applied in accordance with and subject to the provisions of Section 1.2.3 or 6.8 of the Credit Agreement.

VIII. LOSS OR DAMAGE:

      Lessees hereby assume and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever other than gross negligence or willful misconduct of an Indemnified Person.

IX.   INSURANCE:

      Lessees agree, at their own expense, to keep all Equipment insured for such amounts as are required by the Credit Agreement.

X.    RETURN OF EQUIPMENT:

      (a) Upon any expiration or termination of this Agreement or any Schedule, unless Lessees shall have exercised their purchase option, Lessees shall promptly, at their own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in substantially the same condition and appearance as when received by Lessees (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Agent; and
(iii) return such units, free and clear of all liens and encumbrances other than Permitted Encumbrances, to a location within the continental United States as Agent shall direct.

      (b) Until Lessees have fully complied upon any expiration or termination of this Agreement or any Schedule with the requirements of Paragraph (a) above, Lessees' Rent payment obligation and all other obligations under this Agreement (collectively, the "OBLIGATIONS") shall continue from month to month notwithstanding any expiration or termination of the Term. Lessors or Agent may terminate such continued month-to-month leasehold interest upon three (3) days' notice to Lessees. In addition to these Rents, Lessors and Agent shall have all of the other rights and remedies available as a result of this nonperformance at law, in equity or pursuant to this Agreement.

XI.   EVENT OF DEFAULT:

      (a) The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute an "Event of Default" hereunder:

            (i) The Lessees shall fail to pay any portion of any Rent payment consisting of principal, as and when the same becomes due and payable;

            (ii) The Lessees shall fail to pay any portion of any Rent payment consisting of interest within two (2) Business Days of the date when the same shall become due and payable;

            (iii) The Lessees shall fail to make any other payment due hereunder within five (5) days of the date when the same becomes due and payable; or

            (iv) any Event of Default shall occur and be continuing under the Credit Agreement.

      (b) If any Event of Default shall occur and be continuing, the Agent for the benefit of the Lenders may (and at the written request of the Requisite Lenders shall) demand that Lessees forthwith pay to Agent (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated in accordance with the Schedules as of the Rent Payment Date next preceding the declaration of an Event of Default), if any, and
(ii) all Rents and other sums then due hereunder. If Lessees fail to pay the amounts specified in the preceding sentence, then, at the request of Agent, Lessees shall comply with the provisions of Section X(a) hereof. Upon the occurrence and during the continuance of an Event of Default, Lessees hereby authorize Agent to enter, with or without legal process, any premises where any Equipment is located and take possession thereof. Upon the occurrence and upon the continuance of an Event of Default, Agent may, but shall not be required to,
(i) sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale;
(ii) exercise any remedies available under the Credit Agreement or the other Operative Documents, or (iii) exercise any remedies available to a secured party under applicable law. The proceeds of sale, lease or other disposition, if any, shall be applied in accordance with the provisions of the Credit Agreement.

      (c) In addition to the foregoing rights, upon the occurrence and during the continuance of an Event of Default, Agent may terminate the lease as to any or all of the Equipment.

      (d) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. If permitted by law, Lessees shall pay reasonable attorney's fees actually incurred by Agent and/or Lenders in enforcing the provisions of this Lease and any ancillary documents. Waiver of any Event of Default shall not be a waiver of any other or subsequent Event of Default.

XII.  ASSIGNMENT:

      (a) OTHER THAN AS SPECIFICALLY PERMITTED UNDER THE CREDIT AGREEMENT OR BY REQUISITE LENDERS IN WRITING, LESSEES SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT OR THE INTEREST OF LESSEES HEREUNDER.

      (b) Lessors may, without the consent of Lessees, assign this Agreement or any Schedule, or sell participation interests in this Agreement, all upon the terms and conditions set forth in Section 9.1 of the Credit Agreement.

      (c) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

XIII. NET LEASE; NO SET-OFF, ETC.:

      This Agreement is a net lease. Lessees' obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessees shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of Lessors or Agent) of Lessees against Lessors or Agent under this Agreement or otherwise. This Agreement shall not terminate and the obligations of Lessees shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause other than the gross negligence or willful misconduct of an Indemnified Person, as determined by a court of competent jurisdiction. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XIV.  INDEMNIFICATION:

      Lessees hereby jointly and severally agree to indemnify, save and keep harmless Agent, Lessors, their participants, their agents, employees, successors and assigns, from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, and including, but not limited to, Lessors' or Agent's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the Term, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessors or Agent or Lessees and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) the condition of Equipment sold or disposed of after use by Lessees, any sublessees or employees of Lessees except to the extent that such losses, damages, penalties, injuries, claims, actions, and suits are due to (1) any dispute between Lenders or any dispute between one or more Lenders and the Agent or the Revolving Credit Agent, (2) the Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction, or (3) legal proceedings between the Indemnified Persons and one or more of the Lessees in which the applicable Lessee or Lessees prevail (under the standards of liability set forth herein). Lessees shall, upon request, defend any actions based on, or arising out of, any of the foregoing, except to the extent that such losses, damages, penalties, injuries, claims, actions, and suits are due to the Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction or any dispute between Lenders or any dispute between one or more Lenders and the Agent or the Revolving Credit Agent.

XV.   DISCLAIMER:

      LESSEES ACKNOWLEDGE THAT THEY HAVE SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSORS, AGENT, OR THEIR AGENTS OR EMPLOYEES. LESSORS AND AGENT DO NOT MAKE, HAVE NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks are to be borne by Lessees. Without limiting the foregoing, Lessors and Agent shall have no responsibility or liability to Lessees or any other person with respect to any of the following (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment, except for such responsibilities or liabilities that arise out of the gross negligence or willful misconduct of the Agent or any such Lessor as determined by a final judgment of a court of competent jurisdiction. If, and so long as, no Event of Default exists under this Lease, Lessees shall be, and hereby are, authorized during the term of this Lease to assert and enforce, at Lessees' sole cost and expense, from time to time, in the name of and for the account of Lessors and/or Lessees, as their interests may appear, whatever claims and rights Lessors may have against any supplier of the Equipment.

XVI.  REPRESENTATIONS AND WARRANTIES OF LESSEES:

      Lessees hereby reconfirm each of the representations and warranties set forth in Section 3 of the Credit Agreement.

XVII. OWNERSHIP FOR TAX PURPOSES; PRECAUTIONARY GRANT OF SECURITY INTEREST; USURY SAVINGS:

      (a) For income tax purposes, Lessors will treat Lessees as the Owners of the Equipment. Accordingly, Lessors will not claim any tax benefits available to the owner of the Equipment.

      (b) Pursuant to the terms of the Credit Agreement and the other Operative Documents, Lessees have granted to Agent, a first priority security interest (subject to Permitted Encumbrances) in and to, among other things, the Equipment and all proceeds and products thereof.

XVIII. END OF LEASE OPTIONS:

      Provided that no Lessee is in default under this Agreement or any other agreement between Lessors and Lessees, Lessees shall have the option, upon the expiration of the term of each Schedule, to purchase all (but not less than all) of the Equipment leased under all Schedules executed hereunder on an AS IS, WHERE IS BASIS, without recourse, warranty, express or implied, for a purchase price of $1.00 (plus all applicable sales taxes). The payment shall be due and payable on the expiration of the Term.

XIX.  MISCELLANEOUS:

      (a) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LESSORS AND ANY LESSEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

      (b) Any cancellation or termination by Lessors or Agent, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessees from any then outstanding obligations to Lessors or Agent hereunder.

      (c) All Equipment shall at all times remain personal property of Lessees regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

      (d) Time is of the essence of this Agreement. Lessors' or Agent's failure at any time to require strict performance by Lessees of any of the provisions hereof shall not waive or diminish Lessors' or Agent's right thereafter to demand strict compliance therewith.

       (e) All notices required to be given hereunder shall be in the manner set forth in the Credit Agreement, addressed to the other party at its respective address for notices set forth in the Credit Agreement, or at such other address as such party shall from time to time designate in writing to the other party; and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in Section 11.10 of the Credit Agreement), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I to the Credit Agreement or to such other address (or facsimile number) as may be substituted by notice given as herein provided.

      (f) The Credit Agreement, the Fee Letter, this Agreement, the other Operative Documents and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO IN ACCORDANCE WITH THE TERMS OF THE CREDIT AGREEMENT. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (g) The representations, warranties and covenants of Lessees contained herein or incorporated herein by reference shall be deemed to survive the closing hereunder. The obligations of Lessees under Sections III(a), X, and XIV which accrue during the term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

      (h) In case of a failure of Lessees to comply with any provision of this Agreement within ten days of Agent's demand therefor, Agent or Lessors shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Agent or Lessors in effecting such compliance (together with interest thereon at the rate specified in Paragraph (i) of this Section) shall constitute additional Rent due to Lessors within five (5) days after the date Lessors send notice to Lessees requesting payment. Lessors' or Agent's effecting such compliance shall not be a waiver of Lessees' Event of Default.

      (i) Upon the occurrence and during the continuance of any Event of Default hereunder, the interest component of the Rent shall be increased to the Default Rate (as defined in the Credit Agreement) and interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived in writing and shall be payable upon demand.

      (j) Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

      (k) Lessees agree to pay on demand all reasonable out-of-pocket costs and expenses incurred by Agent or Lessors in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Lease Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent and Lessors, and all reasonable out-of-pocket costs and expenses, if any, in connection with the enforcement of any of the Lease Documents.

      (l) Each Lessee confirms and agrees that the provisions of Section 12 of the Credit Agreement apply to the obligations created hereunder.

XX.   CHOICE OF LAW; JURISDICTION:

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York.

XXI.  CHATTEL PAPER:

      To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Lease and incorporating the Lease by reference; and no security interest in this Lease and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".




                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, Lessees and Agent have caused this Master Lease Agreement to be executed by their duly authorized representatives as of the date first above written.

AGENT:                                    LESSEES:

GENERAL ELECTRIC CAPITAL                  GALAXY INDUSTRIES CORPORATION
CORPORATION, FOR ITSELF                   MID STATE MACHINE PRODUCTS
AS LESSORS                                NATIONWIDE PRECISION PRODUCTS CORP.
AGENT FOR LENDERS                         GENERAL AUTOMATION, INC.
                                          CERTIFIED FABRICATORS, INC.
                                          GILLETTE MACHINE & TOOL CO., INC.
                                          GALAXY PRECISION PRODUCTS CORP.


By: /s/ Howard Norowitz                   By: /s/  Frank Reilly
   ---------------------------------         ---------------------------------
Name:  Howard Norowitz                        Name:   Frank Reilly
Title: Assiant Vice President                 Title:  Vice President




                                          PRECISION PARTNERS, INC.


                                          By: /s/  Frank Reilly
                                             ---------------------------------
                                          Name:    Frank Reilly
                                          Title:   Executive Vice President
                                                   and Chief Financial Officer

                                  EXHIBIT NO. 1

                               EQUIPMENT SCHEDULE

                              SCHEDULE NO. ________
                DATED THIS ___________ DAY OF ____________, 200__
             TO MASTER LEASE AGREEMENT DATED AS OF FEBRUARY 1, 2002


Agent & Mailing Address:               Lessees & Mailing Address:

GENERAL ELECTRIC CAPITAL               GALAXY INDUSTRIES CORPORATION,
CORPORATION, FOR ITSELF AND AS         MID STATE MACHINE PRODUCTS,
AS AGENT FOR LESSORS                   NATIONWIDE PRECISION PRODUCTS,
                                       GENERAL AUTOMATION, INC.,
401 Merritt Seven, 2nd Floor           CERTIFIED FABRICATORS, INC.,
Norwalk, Connecticut 06856             GILLETTE MACHINE & TOOL CO., INC.,
                                       GALAXY PRECISION PRODUCTS CORP.,
                                       PRECISION PARTNERS, INC.
                                       c/o Precision Partners, Inc.
                                       100 Village Court
                                       Suite 301
                                       Hazlet, New Jersey  07730


This Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement;" said Agreement and this Schedule being collectively referred to as "Lease").

A.    Equipment.
      ---------

      Pursuant to the terms of the Lease, Lessors agree to acquire and lease to Lessees the Equipment listed on Annex A attached hereto and made a part hereof.

B.    Financial Terms.
      ---------------

      1.    Capitalized Lessors' Cost: $5,950,000
      2.    Basic Term: Forty-Seven (47) months through January 1, 2006.
      3.    Basic Term Commencement Date:  February 1, 2002.
      4.    Equipment Location:  See Annex A.
      5.    Designated Lessee:  See Annex A.
      6.    Designated Lessee Federal Tax ID No.:  See Annex A
      7.    Last Delivery Date:  Base Term Delivery Date.
      8.    Stipulated Loss Values: See Annex  D.

C.    Term and Rent.
      -------------

      1. Basic Term Rent. Commencing on April 1, 2002, and continuing on July 1, 2002, October 1, 2002 and on the last day of each LIBOR Period thereafter (each, a "Rent Payment Date") during the Basic Term, Lessees shall pay as rent installments of principal and interest, each such installment to be equal to the Principal Amortization Amount (as hereinafter defined) for such Rent Payment Date, if any, together with accrued and unpaid interest on the Unamortized Principal Balance at the Interest Rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      As used herein, the following terms shall have the following meanings:

      "Interest Rate" shall mean the Applicable LIBOR Rate plus the Applicable Capital Lease LIBOR Margin; provided, however, that in no event shall the Interest Rate be lower than the Applicable Capital Lease Interest Rate Floor.

      "Principal Amortization Amount" shall mean that the amounts shown on Annex C.

      "Unamortized Principal Balance" shall mean, at any time, the Capitalized Lessors' Cost minus the aggregate of the Principal Amortization Amounts theretofore paid, as more particularly shown on Annex D hereto.

      2. If any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the next succeeding Business Day.

      3. Notwithstanding anything herein to the contrary, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Lessees shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lessors is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by Lessors pursuant to the terms hereof exceed the amount which Lessors could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 5, a court of competent jurisdiction shall finally determine that Lessors have received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess to the principal amortization components of the Rent, in the inverse order of maturity and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

      4. Notwithstanding anything herein to the contrary, if the introduction of or any change in law or regulation (or change in the interpretation thereof) shall make it unlawful, or any central bank or Governmental Authority shall assert that it is unlawful, for Lessors to charge interest at the Interest Rate,
Section 1.15(c) of the Credit Agreement shall govern.

      7. Upon the occurrence and continuance of any Event of Default, the Interest Rate shall be increased to the Default Rate (as defined in the Credit Agreement) and interest at the Default Rate shall accrue from the initial date of such Event of Default until such Event of Default is cured or waived in writing in accordance with the terms of the Credit Agreement and shall be payable upon demand.

D.    Insurance.
      ---------

      1. Public Liability: $7,000,000, total liability per occurrence.

      2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

      This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Agent and Lessees by authorized representatives of Agent and Lessees, respectively.

      IN WITNESS WHEREOF, Lessee and Agent have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

AGENT:                                    LESSEE:

GENERAL ELECTRIC CAPITAL                  GALAXY INDUSTRIES CORPORATION
CORPORATION, FOR ITSELF AND AS            MID STATE MACHINE PRODUCTS
AGENT FOR  LESSORS                        NATIONWIDE PRECISION PRODUCTS
                                          CORP.
                                          GENERAL AUTOMATION, INC.
                                          CERTIFIED FABRICATORS, INC.
                                          GILLETTE MACHINE & TOOL CO., INC.
GALAXY PRECISION PRODUCTS CORP.

By:                                       By:
   ---------------------------------         ---------------------------------
Name:                                     Name:
     -------------------------------           -------------------------------
Title:                                    Title:
      ------------------------------            ------------------------------



                                          PRECISION PARTNERS, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                     ANNEX A
                                       TO
                        SCHEDULE NO. ____________________
                     DATED THIS _____ DAY OF ________, 200__
                            TO MASTER LEASE AGREEMENT
                            DATED AS OF FEBRUARY 1, 2002

                            DESCRIPTION OF EQUIPMENT





Initials:
          --------      ------------
          Agent         Lessees

                                     ANNEX B
                                       TO
                              SCHEDULE NO. ________
                    DATED THIS _____ DAY OF __________, 200__
                            TO MASTER LEASE AGREEMENT
                            DATED AS OF FEBRUARY 1, 2002

                            CERTIFICATE OF ACCEPTANCE



To:   General Electric Capital Corporation,
      For Itself and as Agent for Lessors

      Pursuant to the provisions of the above Schedule and Master Lease Agreement (collectively, the "LEASE"), the undersigned Designated Lessee certifies and warrants that (a) all Equipment listed in the referenced Schedule (the "Equipment") is in good condition and appearance, installed (if applicable), and in working order; and (b) on behalf of Lessees the Designated Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

      Designated Lessee does further certify that as of the date hereof (i) Lessees are not in default under the Lease; and (ii) the representations and warranties made by Lessees pursuant to or under the Lease are true and correct in all material respects on the date hereof.



Dated:  __________ ___, ____              By:
                                              --------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                     ANNEX C
                                       TO
                              SCHEDULE NO. ________
                    DATED THIS _____ DAY OF _________, 200__
             TO MASTER LEASE AGREEMENT DATED AS OF FEBRUARY 1, 2002

                         PRINCIPAL AMORTIZATION TABLE(1)



RENT PAYMENT                                    STIPULATED LOSS
DATE____                                        VALUE___
----                                            -----

THIS CHART WILL BE COMPLETED ONCE THE RATE IS SELECTED AND WE KNOW HOW FREQUENTLY RENT WILL BE PAID. THE PRINCIPAL AMORTIZATION COMPONENT OF RENT WILL CORRESPOND TO THE PRINCIPAL PAYMENTS ON THE TERM LOAN.




Initials:
          --------      ------------
          Agent         Lessees

                                     ANNEX D
                                       TO
                                  SCHEDULE NO._____
                    DATED THIS _____ DAY OF _________, 200__
             TO MASTER LEASE AGREEMENT DATED AS OF FEBRUARY 1, 2002

                          STIPULATED LOSS SCHEDULE(2)


RENT PAYMENT DATE    PRINCIPAL AMORTIZATION AMOUNT     OUTSTANDING BALANCE*
-----------------    -----------------------------     --------------------



THIS CHART WILL BE COMPLETED ONCE THE RATE IS SELECTED AND WE KNOW HOW FREQUENTLY RENT WILL BE PAID. THE PRINCIPAL AMORTIZATION COMPONENT OF RENT WILL CORRESPOND TO THE PRINCIPAL PAYMENTS ON THE TERM LOAN.






Initials:
          --------      ------------
          Agent         Lessees

                                  EXHIBIT NO. 2

                                  BILL OF SALE


      KNOW ALL MEN BY THESE PRESENTS: General Electric Capital Corporation, for itself and as Agent under that Amended and Restated Master Lease Agreement dated as of December 8, 2000 between (i) Galaxy Industries Corporation, Mid State Machine Products, Nationwide Precision Products Corp., and General Automation, Inc. and (ii) General Electric Capital Corporation, for itself and as agent for certain participants ("Seller"), for and in consideration of the sum of One Dollar ($1) and other good and valuable consideration, provided by GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT FOR THE LESSORS ("Buyer"), with offices at 401 Merritt 7, Second Floor, Norwalk, Connecticut 068564, the receipt of which is hereby acknowledged, do hereby sell, assign, transfer, set over and convey to Buyer the equipment (the "Equipment") described in Exhibit A attached hereto.

      Buyer is purchasing the Equipment described above in reliance upon its personal inspection and knowledge of the Equipment and in an "AS-IS, WHERE-IS", condition.

      SELLER MAKES NO WARRANTIES WITH RESPECT TO THE QUALITY, CONTENT, CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT AND NO WARRANTIES AGAINST PATENT INFRINGEMENT OR THE LIKE.

      IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale this ________ day of _________, 2002.

GENERAL ELECTRIC CAPITAL                  GENERAL ELECTRIC CAPITAL
CORPORATION, FOR ITSELF AND AS            CAPITAL  CORPORATION, AS AGENT
AGENT FOR CERTAIN PARTICIPANTS            FOR  LESSORS


By:                                       By:
   ---------------------------------         ---------------------------------
Name:                                     Name:
     -------------------------------           -------------------------------
Title:                                    Title:
      ------------------------------            ------------------------------